As filed with the Securities and Exchange Commission on June 12, 2013
Registration No. 333-163411

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

POST-EFFECTIVE AMENDMENT NO. 12 TO
FORM S-11
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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Wells Core Office Income REIT, Inc.
(Exact name of registrant as specified in its charter)
_______________________________________

6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
(770) 449-7800
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
_______________________________________

Leo F. Wells, III
President
Wells Core Office Income REIT, Inc.
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
(770) 449-7800
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________

Copies to:

Robert H. Bergdolt, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
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Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof other than those securities registered under the registrant's distribution reinvestment plan.
If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
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This Post-Effective Amendment No. 12 to the Registration Statement on Form S-11 (Registration No. 333-163411) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

In accordance with the undertaking of Wells Core Office Income REIT, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-163411) declared effective June 10, 2010 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 12 to the Registration Statement to deregister 180,295,315 unsold primary offering shares of its common stock. Pursuant to this Registration Statement, the Company registered 200,000,000 shares of common stock for its primary offering and 30,000,000 shares of common stock for its distribution reinvestment plan offering. By filing this Post-Effective Amendment No. 12 to the Registration Statement, the Company hereby terminates the primary offering of shares on this Registration Statement. From time to time, the Company continues to offer the distribution reinvestment plan shares registered on this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on June 12, 2013.

Wells Core Office Income REIT, Inc.

Dated:	June 12, 2013	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President, Secretary and Treasurer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	*	President and Director	June 12, 2013
	Leo F. Wells, III	(Principal Executive Officer)

	/s/ Douglas P. Williams	Executive Vice President, Secretary and	June 12, 2013
	Douglas P. Williams	Treasurer

	/s/ Brian M. Davis	Senior Vice President and	June 12, 2013
	Brian M. Davis	Chief Financial Officer
(Principal Financial Officer)

	*	Director	June 12, 2013
Frank M. Bishop

	*	Director	June 12, 2013
Harvey E. Tarpley

*By:	/s/ Douglas P. Williams		June 12, 2013
Douglas P. Williams
Attorney-In-Fact